CERTIFICATION

I, Karl H. Winters, certify that:

1. I have reviewed the Annual Reports on Form 10-K/A of Take Two Interactive Software, Inc., (the “Reports”);

2. Based on my knowledge, the Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Reports.

Date: March 3, 2005	/s/ Karl H. Winters
Karl H. Winters
Chief Financial Officer